Exhibit 99.1

Brookline Bancorp, Inc. Announces Pricing of Common Stock Offering

BOSTON, April 27, 2017 (GLOBE NEWSWIRE) — Brookline Bancorp, Inc. (NASDAQ:BRKL) (the “Company”) announced today the pricing of an underwritten public offering of 5,175,000 shares of the Company’s common stock at a price to the public of $14.50 per share resulting in gross proceeds to the Company of approximately $75 million. After deducting for underwriting discounts and commissions, the net proceeds to the Company are expected to be approximately $72 million. In conjunction with the public offering, the Company has granted the underwriters a 30-day option to purchase up to an additional 776,250 shares of its common stock.

Piper Jaffray & Co. served as the sole book-running manager and Sandler O’Neill + Partners, L.P. served as co-manager for the offering. The Company expects to close the transaction, subject to customary conditions, on or about May 2, 2017. The shares will be issued pursuant to a prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2017 as part of an automatic shelf registration statement filed with the SEC on Form S-3 (SEC File No. 333-197881).

The Company expects to use the net proceeds of this offering for general corporate purposes, including providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures.

Additional Information Regarding the Offering

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Prospective investors, including current shareholders who are interested in participating in the offering, should read the prospectus contained in the registration statement, the preliminary prospectus supplement, and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Copies of these documents may be obtained free of charge by visiting the SEC’s website at www.sec.gov, or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by calling toll free (800) 747-3924 or by email to: prospectus@pjc.com.

About Brookline Bancorp, Inc.

Brookline Bancorp, Inc., a bank holding company with $6.5 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (the “banks”). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

Special Note Concerning Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of the Company’s management with respect to, among other things, future events and the Company’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include successfully implementing its growth strategy, including identifying acquisition targets and consummating suitable acquisitions; continuing to sustain internal growth rate; providing competitive products and services that appeal to its customers and target market; continuing to have access to debt and equity capital markets and achieving its performance goals. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Special Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10K filed with the Securities and Exchange Commission on March 1, 2017 and any updates to those risk factors set forth in the Company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company’s behalf may issue.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Company Contact:

Carl M. Carlson

Brookline Bancorp, Inc.

Chief Financial Officer

(617) 425-5331

ccarlson@brkl.com